Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	Record safety performance achieved in 2015

•	2015 revenue of $974.6 million with an adjusted EBITDA margin of 32.6%

•	2015 free cash flow of $328.0 million

•	Year-end cash and investments of $602 million

•	2015 diluted earnings per share of $0.60, excluding one-time charges

February 29, 2016 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank's”) today reported revenues of $203.0 million, and net income of $6.8 million for the three months ended December 31, 2015. Diluted earnings per share for the fourth quarter were $0.10, excluding $13.0 million in severance and other charges, net of tax, and are referenced in the non-GAAP reconciliation included in this release. Adjusted EBITDA for the quarter was $63.8 million or 31.4% of revenue.

Full year 2015 revenues were $974.6 million and net income was $106.1 million. Diluted earnings per share were $0.60, excluding $21.6 million in severance and other charges, net of tax, with weighted average shares outstanding of 209.2 million. Adjusted EBITDA was $317.4 million or 32.6% of revenue.

Fourth quarter and full year 2015 results include $13.0 million and $21.6 million, or $0.06 and $0.10 per diluted share, respectively, of severance and other charges, net of tax, related to workforce reductions and the transition of the Company’s Executive Chairman.

Gary Luquette, Frank’s International’s President and Chief Executive Officer said, “Despite a challenging 2015, the Frank’s team focused on providing high quality, safe and reliable execution that resulted in our safest operational performance year on record.”

“While we saw our customers respond to lower oil prices by stacking rigs and reducing spending on oil and gas projects around the globe, we focused on controlling costs, introspective examination of our business and implementation of organizational and process improvements that benefited us in 2015 and should benefit us going forward.”

“Looking at 2016, we believe our strong financial position and dedication to meeting our customers’ needs will have us in excellent shape to continue to grow market share, be innovative internally, be opportunistic externally and be well positioned to ramp up quickly when the industry recovers.”

Fourth Quarter 2015 Results

•	Revenue was $203.0 million, down 15.4% compared to the third quarter of 2015, and down 36.4% compared to the fourth quarter of 2014

◦	International Services revenue was $92.2 million, down 10.6% compared to the third quarter of 2015, and down 36.8% year-over-year

◦	U.S. Services revenue was $64.3 million, down 13.6% compared to the third quarter of 2015, and down 45.6% year-over-year

◦	Tubular Sales revenue was $46.5 million, down 25.5% compared to the third quarter of 2015, and down 15.5% year-over-year

•	Net income was $6.8 million with $7.4 million, or $0.05 per share, attributable to common shareholders

•	Adjusted EBITDA totaled $63.8 million with an Adjusted EBITDA margin of 31.4%

Full Year 2015 Results

•	Revenue was $974.6 million, down 15.4% year-over-year despite global exploration and production spending and rig count down approximately 23% and 44%, respectively

◦	International Services revenue was $442.1 million, down 17.7% year-over-year

◦	U.S. Services revenue was $326.4 million, down 25.7% year-over-year

◦	Tubular Sales revenue was $206.1 million, up 17.3% year-over-year

•	Net income was $106.1 million with $79.1 million, or $0.51 per share, attributable to common shareholders

•	Adjusted EBITDA totaled $317.4 million with an Adjusted EBITDA margin of 32.6%

•	Effective tax rate for 2015 was 26.0%

•	Cash flow from operations for 2015 was $427.8 million, up 16.0% year-over-year

•	Free cash flow generation for the year was 33.7% of revenue and 309.1% of net income

Free cash flow, Adjusted EBITDA, Adjusted EBITDA margin and segment Adjusted EBITDA, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below. Free cash flow, Adjusted EBITDA, segment Adjusted EBITDA and the other segment data discussed below do not include income from discontinued operations. Please see “Use of Non-GAAP Financial Measures” and the reconciliations appearing under the heading “Non-GAAP Financial Measures.”

Segment Results

International Services
International Services revenue from external sales was $92.2 million in the fourth quarter of 2015, down 10.6% compared to the third quarter of 2015, and down 36.8% compared to the fourth quarter of 2014. Full year 2015 revenue from external sales was $442.1 million, down 17.7% year-over-year. Full year 2015 revenue decreases were driven primarily by declines in the West Africa region, particularly Angola, as activity levels were lower due to unsuccessful pre-salt drilling and projects were cancelled as a result of the sustained low commodity price environment. Latin America and Europe saw double-digit percentage increases in revenue as services expanded to new areas in Latin America and grew market share in the North Sea.

Segment Adjusted EBITDA for the fourth quarter of 2015 of $35.7 million, or 38.7% of revenue, was down 8.8% compared to the third quarter of 2015, and down 46.0% compared to the fourth quarter of 2014. Segment Adjusted EBITDA for 2015 was $182.5 million, or 41.3% of revenue, down 21.2% year-over-year. Adjusted EBITDA decreased as a decline in activity volumes and lower margin work globally outpaced the Company’s ability to correspondingly reduce costs.

U.S. Services
U.S. Services revenue from external sales was $64.3 million in the fourth quarter of 2015, down 13.6% compared to the third quarter of 2015, and down 45.6% compared to the fourth quarter of 2014. Full year 2015 revenue from external sales was $326.4 million, down 25.7% year-over-year.

For the fourth quarter, onshore revenue within the U.S. Services segment of $18.2 million was down 16.1% compared to the third quarter of 2015 and down 61.2% compared to the fourth quarter of 2014. Full year 2015 revenue was $100.5 million, down 40.5% year-over-year. The onshore business revenue decline was correlated to a 62% reduction in rig count from the fourth quarter 2014. However, addressable market share increased to more than 30% as some cash impaired competitors exited the market.

Offshore revenue within the U.S. Services segment of $46.1 million for the fourth quarter was down 12.5% compared to the third quarter of 2015 and down 35.4% compared to the fourth quarter of 2014. Full year 2015 revenue was $225.9 million, down 16.6% year-over-year. Year-over-year decreases in revenue outperformed the 23% reduction in rig count, but decreased activity and pricing concessions were the key drivers of the decline.

Segment Adjusted EBITDA for the fourth quarter of $14.1 million, or 21.9% of revenue, was down 22.5% compared to the third quarter of 2015 and down 70.6% compared to the fourth quarter of 2014. Segment Adjusted EBITDA for 2015 was $93.9 million, or 28.8% of revenue, down 48.0% year-over-year.

Tubular Sales
Tubular Sales revenue from external sales was $46.5 million in the fourth quarter of 2015, down 25.5% compared to the third quarter of 2015, and down 15.5% compared to the fourth quarter of 2014. Full year 2015 revenue from external sales was $206.1 million, up 17.3% year-over-year.

Segment Adjusted EBITDA for the fourth quarter was $13.9 million, or 29.9% of revenue, down 12.9% compared to the third quarter of 2015, and up 34.6% compared to the fourth quarter of 2014. Segment Adjusted EBITDA for 2015 was $41.0 million, or 19.9% of revenue, up 6.9% year-over-year.

Tubular Sales revenue and EBITDA increased from 2014 levels as the Company took advantage of additional international and spot opportunities while lowering costs through improved processes. Total pipe and connector inventory decreased $47.8 million from December 31, 2014 to $137.2 million at December 31, 2015.

Capital Expenditures and Balance Sheet

Capital expenditures were $99.7 million for 2015, of which $57.7 million was for new rental equipment and $42.0 million was for buildings, improvements and other property, plant and equipment. Deferred revenue decreased $18.5 million from December 31, 2014 to $57.6 million at December 31, 2015. The Company’s consolidated cash balance at December 31, 2015 was $602.4 million compared to $489.4 million at December 31, 2014. At December 31, 2015 there was $95.3 million of unused capacity under the Company’s $100.0 million credit facility, net of outstanding letters of credit.

Dividends

On February 23, 2016, the Board of Managing Directors of the Company (the “Management Board”), with the approval from the Board of Supervisory Directors of the Company (the “Supervisory Board”, and jointly with the Management Board, the “Boards”), declared a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax), payable on March 18, 2016, to all common stockholders of record as of March 7, 2016 as part of its regular quarterly cash dividend program.  Future declarations of dividends and their record and payment dates are subject to the final determination of the Boards.

Conference Call
The Company will host a conference call to discuss fourth quarter and full year 2015 results on Monday, February 29, 2016 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 41621771. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 41621771. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly in recent periods, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that will be filed with the SEC and in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 that has been filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,900 employees and provides services in approximately 60 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s web site, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, adjusted diluted earnings per share, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Free cash flow, adjusted diluted earnings per share, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider free cash flow, adjusted diluted earnings per share, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because free cash flow, adjusted diluted earnings per share, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of free cash flow, adjusted diluted earnings per share, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company defines adjusted diluted earnings per share as diluted earnings per share before severance and other charges, net of tax. The Company defines Adjusted EBITDA as income from continuing operations before net interest income or expense, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on sale of assets, foreign currency gain or loss, stock-based compensation, other non-cash adjustments and unusual charges. The Company uses free cash flow and Adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax rates). The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contacts:
Blake Holcomb - Director, Investor Relations
blake.holcomb@franksintl.com
713-231-2463

Karen Allen - Director, Communications and External Affairs
karen.allen@franksintl.com
713-358-7325

FRANK'S INTERNATIONAL N.V.
COMBINED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014
Revenues:
Equipment rentals and services	$156,012	$176,553	$263,005	$766,252	$969,703
Products	46,964	63,330	56,015	208,348	182,929
Total revenue	202,976	239,883	319,020	974,600	1,152,632

Operating expenses:
Cost of revenues, exclusive of
depreciation and amortization
Equipment rentals and services	61,792	72,389	97,916	304,473	369,855
Products	23,837	34,174	34,599	113,918	110,126
General and administrative expenses	60,155	66,929	70,947	270,678	267,378
Depreciation and amortization	28,219	29,032	23,699	108,962	90,041
Severance and other charges	21,276	1,186	—	35,484	—
Change in value of contingent
consideration	—	(1,532)	—	(1,532)	—
(Gain) loss on sale of assets	(517)	(1,392)	96	(1,038)	289
Operating income	8,214	39,097	91,763	143,655	314,943

Other income (expense):
Other income	2,815	918	(37)	5,791	6,735
Interest income (expense), net	191	173	64	341	87
Foreign currency gain (loss)	205	(5,329)	(16,515)	(6,358)	(17,041)
Total other income (expense)	3,211	(4,238)	(16,488)	(226)	(10,219)
Income before income tax expense	11,425	34,859	75,275	143,429	304,724
Income tax expense	4,657	10,771	23,814	37,319	75,412
Net income	6,768	24,088	51,461	106,110	229,312
Net income attributable to
noncontrolling interests	(668)	7,523	16,849	27,000	70,275
Net income attributable to
Frank's International N.V.	$7,436	$16,565	$34,612	$79,110	$159,037
Preferred stock dividends	—	—	—	(2)	(1)
Net income available to
Frank's International N.V.
common shareholders	$7,436	$16,565	$34,612	$79,108	$159,036

Earnings per common share
Basic	$0.05	$0.11	$0.22	$0.51	$1.03
Diluted	$0.04	$0.11	$0.22	$0.50	$1.03

Weighted average number of common
shares outstanding:
Basic	155,137	154,813	154,275	154,662	153,814
Diluted	209,468	209,349	208,075	209,152	207,828

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014
Revenue
International Services	$92,189	$103,076	$145,888	$442,107	$537,259
U.S. Services	64,317	74,417	118,170	326,437	439,638
Tubular Sales	46,470	62,390	54,962	206,056	175,735
Total	$202,976	$239,883	$319,020	$974,600	$1,152,632

Segment Adjusted EBITDA:
International Services	$35,723	$39,157	$66,209	$182,475	$231,469
U.S. Services	14,104	18,190	47,932	93,871	180,575
Tubular Sales	13,917	15,985	10,338	40,999	38,366
Total	63,744	73,332	124,479	317,345	450,410
Corporate and other	59	12	(40)	96	(34)
Adjusted EBITDA Total	$63,803	$73,344	$124,439	$317,441	$450,376

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	December 31,
	2015	2014
Cash and cash equivalents	$602,359	$489,354
Working capital	834,110	900,280
Property, plant and equipment, net	624,959	580,142
Total assets	1,726,838	1,758,681
Total debt	7,321	304
Series A preferred stock	705	705
Total stockholders' equity	1,211,299	1,211,990
Noncontrolling interest	240,127	260,546
Total equity	1,451,426	1,472,536

	Year Ended
	December 31,
	2015	2014

Net cash provided by operating activities	$427,758	$368,860
Net cash used in investing activities	(174,689)	(173,643)
Net cash used in financing activities	(141,209)	(115,750)
	111,860	79,467
Effect of exchange rate changes on cash activities	1,145	4,940
Increase in cash and cash equivalents	$113,005	$84,407

Capital expenditures	$99,723	$172,952

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
($ in thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014

Revenues	$202,976	$239,883	$319,020	$974,600	$1,152,632

Income from continuing operations	$6,768	$24,088	$51,461	$106,110	$229,312
Interest (income) expense, net	(191)	(173)	(64)	(341)	(87)
Income tax expense	4,657	10,771	23,814	37,319	75,412
Depreciation and amortization	28,219	29,032	23,699	108,962	90,041
(Gain) loss on sale of assets	(517)	(1,392)	96	(1,038)	289
Foreign currency (gain) loss	(205)	5,329	16,515	6,358	17,041
Stock-based compensation expense	3,796	6,035	8,918	26,119	38,368
Severance and other charges	21,276	1,186	—	35,484	—
Change in value of
contingent consideration	—	(1,532)	—	(1,532)	—
Adjusted EBITDA	$63,803	$73,344	$124,439	$317,441	$450,376

Adjusted EBITDA margin	31.4%	30.6%	39.0%	32.6%	39.1%

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014
Segment Adjusted EBITDA:
International Services	$35,723	$39,157	$66,209	$182,475	$231,469
U.S. Services	14,104	18,190	47,932	93,871	180,575
Tubular Sales	13,917	15,985	10,338	40,999	38,366
Total	63,744	73,332	124,479	317,345	450,410
Corporate and other	59	12	(40)	96	(34)
Adjusted EBITDA Total	63,803	73,344	124,439	317,441	450,376
Interest income (expense), net	191	173	64	341	87
Income tax expense	(4,657)	(10,771)	(23,814)	(37,319)	(75,412)
Depreciation and amortization	(28,219)	(29,032)	(23,699)	(108,962)	(90,041)
Gain (loss) on sale of assets	517	1,392	(96)	1,038	(289)
Foreign currency gain (loss)	205	(5,329)	(16,515)	(6,358)	(17,041)
Stock-based compensation expense	(3,796)	(6,035)	(8,918)	(26,119)	(38,368)
Severance and other charges	(21,276)	(1,186)	—	(35,484)	—
Change in value of
contingent consideration	—	1,532	—	1,532	—
Income from continuing operations	$6,768	$24,088	$51,461	$106,110	$229,312

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
($ in thousands)
(Unaudited)

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014

Diluted net income available to
common shareholders	$8,707	$22,476	$46,807	$103,894	$213,903
Severance and other charges (net of tax)	12,972	697	—	21,635	—
Dilutive net income available to
common shareholders excluding
one-time charges	$21,679	$23,173	$46,807	$125,529	$213,903

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014

Earnings per diluted share	$0.04	$0.11	$0.22	$0.50	$1.03
Severance and other charges (net of tax)	0.06	—	—	0.10	—
Earnings per diluted share excluding
specific items	$0.10	$0.11	$0.22	$0.60	$1.03

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014
Net cash provided by operating
activities	$132,371	$79,475	$94,933	$427,758	$368,860
Less: Capital expenditures	11,427	17,453	48,765	99,723	172,952
Free cash flow	$120,944	$62,022	$46,168	$328,035	$195,908

FRANK'S INTERNATIONAL N.V.
EARNINGS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2015	2015	2014	2015	2014
Numerator - Basic
Income from continuing operations	$6,768	$24,088	$51,461	$106,110	$229,312
Less: Net income attributable to
noncontrolling interest	668	(7,523)	(16,849)	(27,000)	(70,275)
Less: Preferred stock dividends	—	—	—	(2)	(1)
Net income attributable to
common shareholders	$7,436	$16,565	$34,612	$79,108	$159,036

Numerator - Diluted
Income from continuing operations
applicable to common shareholders	$7,436	$16,565	$34,612	$79,108	$159,036
Add: Net income attributable to
noncontrolling interest (1)	1,271	5,911	12,195	24,784	54,866
Add: Preferred stock dividends	—	—	—	2	1
Dilutive net income available to
common shareholders	$8,707	$22,476	$46,807	$103,894	$213,903

Denominator
Basic weighted average common shares	155,137	154,813	154,275	154,662	153,814
Exchange of noncontrolling interest
for common stock	52,976	52,976	52,976	52,976	52,976
Restricted stock units	1,351	1,559	824	1,512	1,038
Stock to be issued pursuant to
employee stock purchase plan	4	1	—	2	—
Diluted weighted average common shares	209,468	209,349	208,075	209,152	207,828

Earnings per common share:
Basic	$0.05	$0.11	$0.22	$0.51	$1.03
Diluted	$0.04	$0.11	$0.22	$0.50	$1.03

(1) Adjusted for the additional tax expense upon the assumed conversion of the Preferred Stock	$(1,939)	$1,612	$4,654	$2,216	$15,409